UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): August 24, 2018

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 7.01.	Regulation FD Disclosure.

The information contained in this Current Report is furnished to the Commission under Item 7.01 (Regulation FD Disclosure).

On August 8, 2018, Belmond Ltd. (the "Company") announced that its Board of Directors (the “Board”) had initiated a process to review strategic alternatives to enhance shareholder value and that the Board had engaged Goldman Sachs & Co. LLP and J.P. Morgan Securities LLC as financial advisors and Weil, Gotshal & Manges LLP as legal advisor to assist in its review.

In connection with this review, the Company and its Board will be disclosing certain information as set out in an Investor Presentation dated August 24, 2018. The Investor Presentation is attached as an exhibit to this Current Report and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99	Investor Presentation dated August 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

By:	/s/ Richard M. Levine
Name: Richard M. Levine
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: August 24, 2018

EXHIBIT INDEX

Exhibit Number	Description

99	Investor Presentation dated August 24, 2018.